UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☑  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

BLUE CALYPSO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY COPY

BLUE CALYPSO, INC.

101 W. Renner Rd., Suite 280

Richardson, Texas 75082

[ ], 2015

Dear Stockholder:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Meeting”) of Blue Calypso, Inc., a Delaware corporation (the “Company”) will be held on [ ], 2015 at [10:00 a.m. Central Standard Time] at the offices of Fox Rothschild LLP, Two Lincoln Centre, 5420 Lyndon B. Johnson Freeway, Suite 1200, Dallas, Texas 75240, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.

To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of our common stock in the range of 10:1 to 50:1, such ratio to be determined in the discretion of our board of directors; and

2.

To consider and approve such other business matters as may properly come before the meeting of any adjournment or postponement thereof.

Only those persons who were holders of record of shares of the Company's common stock at the close of business on [ ], 2015, will be entitled to notice of, to attend, and to vote at, the Meeting and any adjournment or postponement thereof. As of the record date, there were 248,996,580 shares of the Company's common stock outstanding. Each stockholder is entitled to one (1) vote for each share of common stock owned on the record date. If you owned shares through a broker or other nominee and you want to have your vote counted, you must instruct your broker or nominee to vote. The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock is required to approve the reverse stock split.

By Order of the Board of Directors

Andrew Levi

Chief Executive Officer

Dated: [ ], 2015

BLUE CALYPSO, INC.

101 W. Renner Rd., Suite 280

Richardson, Texas 75082

SPECIAL MEETING OF STOCKHOLDERS

________, 2015

PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy is solicited by the board of directors of Blue Calypso, Inc. (the “Company,” “we” or “us”) for use at a Special Meeting of Stockholders to be held on [ ], 2015 at [10:00 a.m. Central Standard Time] at the offices of Fox Rothschild LLP, Two Lincoln Centre, 5420 Lyndon B. Johnson Freeway, Suite 1200, Dallas, Texas 75240, and at any adjournments or postponements thereof (the “Meeting”) for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. A stockholder giving a proxy has the right to revoke it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by submitting to the Company a duly-executed, later-dated proxy, or by voting the shares subject to such proxy by written ballot at the Meeting. The presence at the Meeting of a stockholder who has given a proxy does not revoke such proxy unless such stockholder files the aforementioned notice of revocation or votes by written ballot.

This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about [ ], 2015.

The solicitation of proxies may be made by directors, officers and regular employees of the Company or any of its subsidiaries by mail, telephone, facsimile or e-mail or in person without additional compensation payable with respect thereto. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy-soliciting material to the beneficial owners of stock held of record by such persons, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. All costs relating to the solicitation of proxies will be borne by us.

Important Notice Regarding the Availability of Proxy Materials for Special Meeting of Stockholders to Be Held on [ ], 2015. This proxy statement and the accompanying form of proxy card are available on the Internet at [http://________________]. Under the rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the internet.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

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our ability to raise additional capital;

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intense competition with larger companies;

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failure to adequately protect our intellectual property;

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technological obsolescence of our products and services; and

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technical problems with our products and services.

A more complete description of these risk factors is included in the Company’s filings with the Securities and Exchange Commission. You should place no reliance on any forward-looking statements.

ABOUT THE SPECIAL MEETING: QUESTIONS AND ANSWERS

Who is entitled to vote at the special meeting?

Only stockholders of record at the close of business on [ ], 2015, the record date, are entitled to notice of and to vote at the Meeting, and at any postponement(s) or adjournment(s) thereof. As of the record date, 248,996,580 shares of our Common Stock, $0.0001 par value per share (“Common Stock”), were issued and outstanding. Holders of our Common Stock are entitled to one vote per share for each proposal presented at the Meeting.

How do I vote?

If your shares are registered directly in your name with our transfer agent, Action Stock Transfer Corporation, you are considered a stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As a stockholder of record, you have the right to vote in person at the Meeting. To submit your proxy by mail: mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to [ ].

Alternatively, if you are a stockholder of record you may submit your proxy by telephone by calling toll-free at [ ] in the United States or [ ] from foreign countries from any touch-tone telephone and following the instructions, or by Internet by accessing [ ] and following the on-screen instructions. Have your proxy card available when voting by either of these two methods.

If you vote by proxy by any of the mail, telephone or Internet methods discussed above, you will be designating Andrew Levi, our Chief Executive Officer, and Chris Fameree, our Chief Financial Officer, as your proxies. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.

Submitting a proxy will not affect your right to attend the special meeting and vote in person.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of telephonic or Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions it provides. Your bank, broker or other nominee may not be permitted to vote or otherwise may not vote your shares on one or more proposals if you do not instruct it how to vote.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. The term “proxy” may also refer to the instrument used to make the appointment. By using the methods discussed above, you will be appointing Andrew Levi, our Chief Executive Officer, and Chris Fameree, our Chief Financial Officer, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the special meeting, please vote by proxy so that your shares of Common Stock may be voted.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you submit a proxy but do not indicate how to vote your shares, your proxy will vote “FOR” the approval of the reverse stock split proposal. In accordance with our bylaws, the business transacted at the special meeting will be limited to matters relating to the purpose or purposes stated in the notice of meeting, the reverse stock split proposal. If any matters other than the specified proposal, such as any matter incident to the conduct of the meeting, does properly come before the special meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote on such matters in the manner recommended by the board, of if no recommendation is given, in their own discretion.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of telephonic or Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions your bank, broker or other nominee provides. Your bank, broker or other nominee may not be permitted to vote or otherwise may not vote your shares on one or more proposals if you do not instruct it how to vote.

What is a broker non-vote?

You should instruct your bank, broker or other nominee how to vote your shares. A broker non-vote occurs when a bank, broker or other nominee holding shares on behalf of a stockholder does not receive voting instructions from the stockholder by a specified date before the special meeting and the bank, broker or other nominee is not permitted to or otherwise does not vote those undirected shares on specified matters. Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters (so-called “broker non-votes”). With respect to any matter determined based on the number of shares of outstanding stock entitled to vote on the matter, such as the reverse stock split proposal, a broker non-vote has the same effect as a vote against the matter. Broker non-votes are not considered votes cast, however, and therefore do not affect the outcome of matters determined based on the number of votes cast. Shares which are the subject of “broker non-votes” will be counted in determining the number of shares of Common Stock represented in person or by proxy and entitled to vote at the special meeting.

How do I revoke my proxy or change my vote?

If you are a stockholder of record, you may revoke your proxy or change your vote at any time before your shares are voted at the special meeting by:

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Notifying our Corporate Secretary in writing at 101 W. Renner Rd., Suite 280, Richardson, Texas 75082, that you are revoking your proxy;

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Submitting a proxy at a later date by telephone or via the Internet, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the special meeting, in which case your shares will be voted in accordance with your later-submitted proxy and your earlier proxy revoked; or

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Attending the special meeting and voting by ballot.

If your shares are held in the name of a bank, broker or other nominee, you should check with your bank, broker or other nominee and follow the instructions your bank, broker or other nominee provides.

Who will count the votes?

A representative of Fox Rothschild LLP will act as inspector of election and count the votes.

What Constitutes a Quorum?

The presence at the Meeting in person or by proxy of holders of outstanding Common Stock entitled to cast a majority of all the votes entitled to be cast at the Meeting will constitute a quorum.

What Vote is Required

The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the reverse stock split proposal.

What percentage of the common stock do the Company’s directors and officers beneficially own and have the power to vote?

As of the close of business on [ ], 2015, the record date for the Meeting, our directors and executive officers beneficially owned approximately 13.9 % of our Common Stock and had sole or shared voting power over approximately 13.9% of our outstanding Common Stock entitled to vote at the Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our board, through our directors, officers, and employees, are soliciting proxies primarily by mail and the Internet. Further, proxies may also be solicited in person, by telephone, or facsimile. We will pay the costs of soliciting proxies.

What are the recommendations of the board?

The recommendations of our board are set forth together with the description of each proposal in this proxy statement. In summary, the board recommends a vote:

•

FOR the approval of the reverse stock split proposal.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote on the reverse stock split proposal in accordance with the recommendations of the board.

In accordance with our bylaws, the business transacted at the special meeting will be limited to matters relating to the purpose or purposes stated in the notice of meeting, namely the reverse stock split proposal. If any matters other than the reverse stock split proposal, such as any matter incident to the conduct of the meeting, does properly come before the special meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote on such matters in the manner recommended by the board, of if no recommendation is given, in their own discretion.

How may I obtain additional copies of this proxy statement or other proxy materials?

You may request a copy of this proxy statement or other proxy materials, by written request to Andrew Levi at Blue Calypso, Inc., 101 W. Renner Rd., Suite 280, Richardson, Texas 75082.

PROPOSAL 1 - APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

General

Our board has approved an amendment to our Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of Common Stock at a ratio within a range of [10:1] to [50:1].  If approved by the stockholders as proposed, our board would have the sole discretion to effect the amendment and implement the reverse stock split at any time prior to [ ], 2016, and to fix the specific ratio for the reverse split, provided that the ratio would be not less than [10:1] and not more than [50:1]. The board would also have the discretion to abandon the amendment prior to its effectiveness. The board is hereby soliciting stockholder approval for the reverse stock split proposal.

If approved by our stockholders, the reverse stock split proposal would permit (but not require) our board to effect a reverse stock split of our Common Stock at any time by a ratio of not less than [10:1] and not more than [50:1], with the specific ratio to be fixed within this range by the board in its sole discretion. We believe that enabling the board to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the ratio, the board may consider, among other things, factors such as: the historical trading price and trading volume of our Common Stock; the number of shares of our Common Stock outstanding; the then-prevailing trading price and trading volume of our Common Stock; the anticipated impact of the reverse stock split on the trading market for our Common Stock and prevailing general market and economic conditions. For reasons discussed below, the board anticipates fixing a specific ratio designed to target a post-split per share price of [$ ].

The reverse stock split, if approved by our stockholders, would become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the board based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, the board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our Certificate of Incorporation to effect the reverse stock split is attached as Annex A to this proxy statement. Any amendment to our Certificate of Incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by the board, within the range approved by our stockholders.

Reasons for Proposed Amendment

The board’s primary reasons for approving and recommending the reverse stock split are to make additional shares of Common Stock available for issuance and, specifically with respect to the reverse split ratio, to increase the per share price of our Common Stock to the meet the listing requirements of the NYSE MKT or other national stock exchange. Beginning in July 2010, our Common Stock was quoted on the OTC Bulletin Board. Our Common Stock is currently quoted on the OTCQB.  It has never been listed on any national securities exchange. While we currently satisfy some of the initial listing requirements to be listed on a national securities exchange, the per share market price of our Common Stock has been too low to meet initial listing requirements.

The reverse stock split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the reverse stock split. This would have the effect of increasing the number of shares of Common Stock available for issuance, which the board feels it is important to provide us with flexibility and as many alternatives as possible to obtain financing.

The additional available shares would be available for issuance from time to time at the discretion of the board of directors when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions. There are no preemptive rights relating to the Common Stock. As such, any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. At this time we do not have any plans, arrangements or understandings, whether written or oral, to issue any of the additional shares that will be made available if the reverse stock split is approved and the board implements the reverse stock split at a ratio of greater than [ ].

Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that we will be able to meet or maintain a bid price over the minimum initial listing bid price requirement of the NYSE MKT or other national stock exchange or any other exchange. Although our board has determined that it is in the Company’s and our stockholders’ best interests to position our Common Stock for potential listing on the NYSE MKT or other national stock exchange, the board may ultimately determine to not pursue any listing. There can be no assurance that any such application will result in the listing of our Common Stock on any exchange.

In addition, we believe the reverse stock split will make our Common Stock more attractive to a broader range of investors, as we believe that the current market price of our Common Stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing our stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. We believe that the reverse stock split will make our Common Stock a more attractive and cost effective investment for many investors, which we in turn believe would enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as events relating to our ongoing intellectual property litigation, our financial results, general market conditions and the market perception of our Company, may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the reverse stock split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

Potential Effects of Proposed Amendment

If our stockholders approve the reverse stock split and our board effects it, the number of shares of Common Stock issued and outstanding will be reduced, depending upon the ratio determined by the board. The reverse stock split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the reverse stock split because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The reverse stock split will not change the terms of the Common Stock. After the reverse stock split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. The Common Stock will remain fully paid and non-assessable.

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time of the reverse stock split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Unless we simultaneously list our Common Stock on the NYSE MKT or other national stock exchange, bid and ask prices for our Common Stock will continue to be quoted on the OTCQB under the symbol “BCYP,” although the OTCQB will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective time to indicate that a reverse stock split has occurred. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the effective time of a reverse stock split, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the reverse stock split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

Beneficial Holders of Common Stock

Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold shares of our Common Stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-reverse stock split Common Stock.

Holders of Certificated Shares of Common Stock

Some of our registered stockholders hold all of their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form before the effective time (the “Old Certificates”), you do not need to take any action to exchange your Old Certificates unless you want to make a sale or transfer of stock. On request, after the effective time we will issue new certificates (the “New Certificates”)to anyone who holds Old Certificates in exchange therefor. Any request for New Certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

No New Certificates will be issued to a stockholder until the stockholder has surrendered all Old Certificates to the transfer agent. Stockholders will then receive one or more New Certificates representing the number of whole shares of common stock to which they are entitled to as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates, held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split common stock to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has one or more restrictive legends on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificates.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share.

Effect of the Reverse Stock Split on Outstanding Stock Options, Warrants, and Employee Plans

Based upon the reverse stock split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options or warrants entitling the holders to purchase shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio.

Accounting Matters

The proposed amendment to our Certificate of Incorporation will not affect the par value of our Common Stock. As a result, at the effective time of the reverse stock split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in the same proportion as the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be reclassified for prior periods to conform to the post-reverse stock split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our Common Stock. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our Common Stock that is either:

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a citizen or individual resident of the United States,

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a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia,

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

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a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

To ensure compliance with Treasury Department Circular 230, stockholders are hereby notified that: (a) any discussion of U.S. federal tax issues in this proxy statement is not intended or written to be relied upon, and cannot be relied upon, by stockholders for the purpose of avoiding penalties that may be imposed on stockholders under the Code; (b) such discussion is being used in connection with the promotion or marketing (within the meaning of Circular 230) by us of the transactions or matters addressed herein; and (c) stockholder should seek advice based on their particular circumstances from an independent tax advisor.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

U.S. Holders

The reverse stock split is intended to qualify as a “reorganization” under Section 368 of the Code. Assuming, the reverse stock split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of Old Certificates for New Certificates. The aggregate tax basis of the New Certificates received in the reverse stock split will be the same as the aggregate tax basis in the Old Certificates exchanged. The holding period for the New Certificates will include the period during which the Old Certificates surrendered in the reverse stock split were held.

Non-U.S. Holders

A non-U.S. holder is a beneficial owner of our Common Stock that is not a U.S. holder. Generally, non-U.S. holders will not recognize any gain or loss upon the reverse stock split.

Appraisal Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to our Certificate of Incorporation to effect the reverse stock split, and we do not intend to independently provide stockholders with such rights.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The following table sets forth the number and percentage of outstanding shares of common stock and other classes of our equity securities entitled to vote on all matters submitted to a vote by holders of common stock beneficially owned as of [ ], 2015, by (i) each of our directors and named executive officers; (ii) all persons who are known by us to be beneficial owners of 5% or more of our outstanding common stock; and (iii) all of our officers and directors as a group. The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Unless otherwise noted, to our knowledge and subject to community property laws where applicable, each of the persons listed below has sole voting and investment power with respect to the shares indicated as beneficially owned by such person. Unless otherwise noted, each person’s address is c/o Blue Calypso, Inc. 101 W. Renner Rd., Suite 280, Richardson, Texas 75240.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class (1)(2)

Andrew Levi	33,502,142		13.5%

Chris Fameree	-		-

Charles Thomas	602,307	(3)	*

Andrew Malloy	595,000	(4)	*

D. Jonathan Merriman	-		-

William Ogle	24,412,300	(5)	9.4%

Ronald L. Chez c/o Barry L. Fischer Thompson Coburn LLP 55 East Monroe Street Suite 3700 Chicago, IL 60603	18,112,361	(6)	7.3%

Scarsdale Equities LLC 10 Rockefeller Plaza, Suite 720 New York, NY 10020	17,450,000	(7)	7.1%

All directors and executive officers as a group (5 persons)	34,699,449		13.9%

(1)           Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of [ ], 2015, except as otherwise noted. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)           These percentages have been calculated based on 248,996,580 shares of common stock outstanding as of   [  ], 2015.

(3)           Includes 500,000 shares issuable upon exercise of vested stock options and 102,307 shares of common stock.

(4)           Includes 500,000 shares issuable upon exercise of vested stock options and 95,000 shares of common stock.

(5)           Includes (i) 10,848,153 shares issuable upon exercise of vested stock options, (ii) 13,085,842 shares issued pursuant to a restricted stock grant, and (iii) 661,891 shares of common stock.

(6)           Based upon a Schedule 13D filed by Ronald L. Chez on September 29, 2014.

(7)           Based upon a Schedule 13G/A filed by Scarsdale Equities LLC on January 7, 2015.

Vote and Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock is required to approve the reverse stock split proposal, including the amendment to our Certificate of Incorporation to effect the reverse stock split.

Our board recommends a vote “FOR” the proposal to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of Common Stock at a ratio within a range of 10:1 to 50:1.

OTHER MATTERS

In accordance with our bylaws, the business transacted at the special meeting will be limited to matters relating to the purpose or purposes stated in the notice of meeting, namely the reverse stock split proposal. If any matters other than the reverse stock split proposal, such as any matter incident to the conduct of the meeting, does properly come before the special meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote on such matters in the manner recommended by the board, of if no recommendation is given, in their own discretion.

The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, Internet, in person, by telephone, or facsimile or other methods of communication. We will pay the costs of soliciting proxies.

If you and other residents at your mailing address own shares in street name, your bank, broker or nominee may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that bank, broker or nominee. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our proxy statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, bank or nominee, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this proxy statement, we will send a copy to you if you address your written request to Andrew Levi at Blue Calypso, Inc., 101 W. Renner Rd., Suite 280, Richardson, Texas 75082.

Annex A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

BLUE CALYPSO, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Blue Calypso, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

1.

The Board of Directors of the Corporation (the “Board”), acting by Unanimous Written Consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware (the “DGCL”) adopted a resolution authorizing the Corporation to effect a [ ] to 1 reverse split of the common stock, $.0001 par value per share (the “Common Stock”), whereby every [ ] issued and outstanding shares of the Corporation’s Common Stock (including each share of treasury stock) shall automatically and without any action on the part of the holder thereof be combined into one (1) fully paid and nonassessable share of Common Stock of the Corporation and to file this Certificate of Amendment:

The following subsection 3 shall be inserted in Article FOURTH Section A:

“Effective at 5:00 p.m. (Eastern Time) on the date of filing with the Secretary of State of the State of Delaware (such time, on such date, the “Effective Time”) of this Certificate of Amendment pursuant to the Delaware General Corporation Law, each [ ] shares of the Corporation’s common stock, $0.0001 par value per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and non-assessable share of common stock, $0.0001 par value per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below. The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time.

From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment, subject to the treatment of fractional share interests. There shall be no fractional shares issued, and in lieu thereof, the Corporation will round up to the nearest whole share.”

2.

That the stockholders of the Corporation have duly approved the foregoing amendments in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Blue Calypso, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this ____ day of ________, 2015.

BLUE CALYPSO, INC.

By:
Name: Andrew Levi
Title: Chief Executive Officer

A-1